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EXHIBITS-- SERIES TRUST
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99960

                                                             SUB-ITEM 77D

The MFS Global Total Return Fund, a series of MFS Series Trust VI, expanded disclosure regarding derivatives risk, as described in the Prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Utilities Fund, a series of MFS Series Trust VI, added disclosure regarding Over-the-Counter Risk, deleted disclosure identifying the fund as a non-diversified fund, and deleted Non-Diversified Status Risk from the description of the fund in the Prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.